UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 26, 2010
Date of Report (Date of earliest event reported)

EPIQ Systems, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Kansas Avenue, Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2010, Epiq Systems, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2010. The full text of the press release (including financial tables) is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

These non-GAAP financial measures are intended to supplement the GAAP financial information included in the press release by providing additional insight regarding results of operations. These non-GAAP financial measures are reconciled in the press release to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Management of Epiq Systems uses these non-GAAP financial measures, together with GAAP results, as it assesses current and prospective operating results and for assessing anticipated operating results for potential acquisitions. The compensation committee has used non-GAAP financial measures in evaluating the performance of management and in determining executive bonuses. Management of Epiq Systems believes these non-GAAP measures may be useful to investors by comparing the results of operations of the company without the effect of these items. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period-to-period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies.

Management of Epiq Systems uses these non-GAAP financial measures, together with GAAP results, as it assesses current and prospective operating results and for assessing anticipated operating results for potential acquisitions. The compensation committee has used non-GAAP financial measures in evaluating the performance of management and in determining executive bonuses. Management of Epiq Systems believes these non-GAAP measures may be useful to investors by comparing the results of operations of the company without the effect of these items. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period-to-period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies.

The information in Item 2.02 of this report and in the exhibit attached hereto is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date hereof, except as otherwise expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1.	Epiq Systems, Inc. Press Release issued October 26, 2010, reporting quarter ended September 30, 2010 financial results.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ Systems, Inc.
Date: October 26, 2010	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board and Chief Executive Officer